Exhibit 99.1

Strong Global Entertainment Reports Third Quarter 2023 Operating Results

Charlotte, N.C., – November 9, 2023 – Strong Global Entertainment, Inc. (NYSE American: SGE) (the “Company” or “Strong Global Entertainment”) today announced operating results for the third quarter ended September 30, 2023.

Operational Highlights - Quarter and Year-to-Date

●	Industry upgrades continue to drive consolidated revenue growth:

○	Third quarter revenue grew 10% and year to date total revenue increased 36% as compared to the same periods of the prior year.
○	Third quarter service revenues increased 32% and year to date service revenues more than doubled as compared to the same periods of the prior year.

●	The Company expanded its immersive product offerings in the third quarter with the announcement of a new Seismos flooring product line and securing first commercial installation.

●	Announced agreement to produce new crime drama series, Endangered, in South Africa.

●	Completed first two acquisitions following initial public offering (the “IPO”):

○	Unbounded Media Corporation (“Unbounded”), completed in third quarter, which adds production service capabilities to Strong Studios group; and
○	Innovative Cinema Solutions (“ICS”), completed subsequent to close of third quarter, adding scale to Strong Technical Services group.

Mark Roberson, Chief Executive Officer, commented, “We continued to execute on our strategic growth initiatives, growing organically while also adding scale with the first two acquisitions following our IPO. Our business continues to strengthen as demand for our products and services increases, and the recent box office success of several summer releases, coupled with more and more people returning to theaters, is a demonstration of the demand for laser projection and additional enhancements that optimize the viewing experience.”

Mr. Roberson continued, “We closed two acquisitions over the past two months, adding Unbounded in September and ICS just this week. These acquisitions are initial steps in a broader growth strategy. We are excited to have both groups join the team as we continue to expand Strong Global Entertainment.”

Kyle Cerminara, Chairman of the Board, commented, “We are very excited to see Strong Global Entertainment implementing its growth plans. We believe that we have a strategy in place and a long-term view of the business that will drive meaningful growth and value for our shareholders.”

Third Quarter 2023 Financial Review (Compared to Third Quarter 2022)

●	Revenue grew 10.3% to $10.9 million compared to $9.9 million in the third quarter of 2022, as demand from the Company’s cinema customers continued to strengthen. In addition, Strong Global Entertainment recognized revenue from its first Seismos flooring product line during the quarter. The Company has been increasing the scope of its services and adding resources to better support its customers and to increase market share in cinema services. Revenue from installation services increased 68% for the quarter and screen sales increased 16%.

Strong Global Entertainment, Inc. – Fiscal Year 2023 Third Quarter 2023 Results	Page 1 to7

●	Gross profit increased to $2.8 million, or 25.8% of revenues, compared to $2.4 million, or 23.9% of revenue in the third quarter of 2022. Gross profit from service revenue increased to 21.8% of revenue for the third quarter of 2023 compared to 10.0% of revenues for the third quarter of 2022.

●	Income from operations was $0.2 million compared to $0.5 million in the third quarter of 2022, as increased gross profit was offset by increased selling, general and administrative expenses, including costs of operating as a stand-alone public company.

●	Net income was breakeven, as compared to $0.7 million or $0.13 per basic and diluted share in the prior year. The reduction in net income was primarily due to increased selling, general and administrative costs offsetting improved gross margins.

●	Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) decreased to $0.5 million as compared to $0.7 million in the prior year, primarily as a result of increased selling, general and administrative expenses in the quarter as the Company continues to execute on its acquisition strategy.

Conference Call

A conference call to discuss the Company’s 2023 third quarter financial results will be held on Thursday, November 9, 2023, at 4:30 p.m. Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website or use the following link: SGE Webcast Link. To access the conference call by phone, dial (877) 545-0320 (domestic) or (973) 528-0002 (international) and use participant code 375936. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website.

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc., (the “Company”) a subsidiary of FG Group Holdings Inc. (NYSE American: FGH), is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States. The Company also owns Strong Studios, Inc., which develops and produces original feature films and television series.

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc., FG Group Holdings Inc., BK Technologies Corp., GreenFirst Forest Products, Inc., iCoreConnect, Inc., FG Acquisition Corp., OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Use of Non-GAAP Measures

Strong Global Entertainment, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, and other cash and non-cash charges and gains.

Strong Global Entertainment, Inc. – Fiscal Year 2023 Third Quarter 2023 Results	Page 2 to7

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:

Mark Roberson

Strong Global Entertainment, Inc. - Chief Executive Officer

(704) 471-6784

IR@strong-entertainment.com

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

sge@imsinvestorrelations.com

Strong Global Entertainment, Inc. – Fiscal Year 2023 Third Quarter 2023 Results	Page 3 to7

Strong Global Entertainment, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$3,110	$3,615
Accounts receivable, net	7,443	6,148
Inventories, net	3,597	3,389
Other current assets	1,337	4,547
Total current assets	15,487	17,699
Property, plant and equipment, net	1,522	4,607
Operating lease right-of-use assets	4,695	237
Finance lease right-of-use asset	1,004	606
Film and television programming rights, net	8,205	1,501
Intangible assets, net	-	6
Goodwill	2,049	882
Total assets	$32,962	$25,538

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,576	$4,106
Accrued expenses	7,326	4,486
Payable to FG Group Holdings Inc.	1,818	1,861
Short-term debt	2,777	2,510
Current portion of long-term debt	37	36
Current portion of operating lease obligations	278	64
Current portion of finance lease obligations	203	105
Deferred revenue and customer deposits	1,515	1,769
Total current liabilities	17,530	14,937
Operating lease obligations, net of current portion	4,478	234
Finance lease obligations, net of current portion	814	502
Long-term debt, net of current portion	169	126
Deferred income taxes	120	529
Other long-term liabilities	525	6
Total liabilities	23,636	16,334

Equity:
Common stock, no par value	-	-
Additional paid-in-capital	15,589	-
Accumulated deficit	(807)	-
Accumulated other comprehensive loss	(5,456)	(5,024)
Net parent investment	-	14,228
Total equity	9,326	9,204
Total liabilities and equity	$32,962	$25,538

Strong Global Entertainment, Inc. – Fiscal Year 2023 Third Quarter 2023 Results	Page 4 to7

Strong Global Entertainment, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net product sales	$7,994	$7,690	$23,609	$22,076
Net service revenues	2,926	2,213	15,100	6,370
Total net revenues	10,920	9,903	38,709	28,446
Total cost of products	5,809	5,541	17,579	16,233
Total cost of services	2,289	1,991	8,779	5,538
Total cost of revenues	8,098	7,532	26,358	21,771
Gross profit	2,822	2,371	12,351	6,675
Selling and administrative expenses:
Selling	500	498	1,652	1,723
Administrative	2,139	1,368	9,983	4,138
Total selling and administrative expenses	2,639	1,866	11,635	5,861
Gain on disposal of assets	-	-	1	-
Income from operations	183	505	717	814
Other (expense) income:
Interest expense, net	(88)	(31)	(206)	(82)
Foreign currency transaction gain (loss)	126	518	(183)	646
Other income, net	18	11	16	15
Total other income (expense)	56	498	(373)	579
Income before income taxes	239	1,003	344	1,393
Income tax expense	(205)	(233)	(349)	(417)
Net income (loss)	$34	$770	$(5)	$976

Net income (loss) per share:
Basic	$0.00	$0.13	$0.00	$0.16
Diluted	$0.00	$0.13	$0.00	$0.16

Strong Global Entertainment, Inc. – Fiscal Year 2023 Third Quarter 2023 Results	Page 5 to7

Strong Global Entertainment, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(5)	$976
Adjustments to reconcile net income to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(32)	10
Benefit from obsolete inventory	(47)	-
Provision for warranty	131	9
Depreciation and amortization	2,438	521
Amortization and accretion of operating leases	48	52
Deferred income taxes	(430)	(116)
Stock-based compensation expense	890	97
Changes in operating assets and liabilities:
Accounts receivable	(1,223)	(395)
Inventories	(158)	(556)
Current income taxes	154	503
Other assets	(7,864)	1,133
Accounts payable and accrued expenses	5,549	(3,572)
Deferred revenue and customer deposits	(257)	(420)
Operating lease obligations	(57)	(50)
Net cash used in operating activities	(863)	(1,808)

Cash flows from investing activities:
Capital expenditures	(288)	(197)
Acquisition of programming rights	(511)	(407)
Net cash used in investing activities	(799)	(604)

Cash flows from financing activities:
Principal payments on short-term debt	(358)	(228)
Principal payments on long-term debt	(27)	(20)
Borrowings under credit facility	6,790	-
Repayments under credit facility	(4,483)	-
Payments on finance lease obligations	(99)	-
Proceeds from initial public offering	2,411	-
Payments of withholding taxes for net share settlement of equity awards	(117)	-
Net cash transferred (to) from parent	(3,001)	1,285
Net cash provided by financing activities	1,116	1,037

Effect of exchange rate changes on cash and cash equivalents	41	70
Net decrease in cash and cash equivalents and restricted cash	(505)	(1,305)
Cash and cash equivalents and restricted cash at beginning of period	3,615	4,494
Cash and cash equivalents and restricted cash at end of period	$3,110	$3,189

Strong Global Entertainment, Inc. – Fiscal Year 2023 Third Quarter 2023 Results	Page 6 to7

Strong Global Entertainment, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss)	$34	$770	$(5)	$976
Interest expense, net	88	31	206	82
Income tax expense	205	233	349	417
Depreciation and amortization	129	154	2,438	521
EBITDA	456	1,188	2,988	1,996
Stock-based compensation expense	124	25	890	97
IPO related expenses	-	-	475	-
Unbounded acquisition related expenses	42	-	42	-
Foreign currency transaction (gain) loss	(126)	(518)	183	(646)
Severance and other	7	-	7	-
Adjusted EBITDA	$503	$695	$4,585	$1,447